Exhibit 4.15
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
SEVENTEENTH AMENDMENT TO
AGREEMENT 319-I
THIS SEVENTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 1st DAY OF OCTOBER, 2009 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS THE “CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:
W I T N E S S E T H
WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;
WHEREAS, on May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “First Amendment” to the Agreement, in order to substitute transponder (***) for (***) and revise Exhibit C, Initial Loading Plan;
WHEREAS, on January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Second Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) transponders changed from (***) to (***) and its use term was reduced from (***) months to (***);
WHEREAS, on March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Third Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) transponders changed from (***) to (***);
WHEREAS, on May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Fourth Amendment” to the Agreement, in which the Parties agreed to substitute transponder (***) for (***);
WHEREAS, on January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through the CLIENT executed a “Fifth Amendment” to the Agreement, in which the Parties increased the (***) additional transponders;
WHEREAS, on February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION executed a “Sixth Amendment” to the Agreement in which the Parties agreed to (***);
WHEREAS, on March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Seventh Amendment” to the Agreement in which, among others, the CLIENT increased (***);
WHEREAS, on May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eighth Amendment” to the Agreement in which, among others, the CLIENT exercised the (***) increase option under the Second clause of the Seventh Amendment;
WHEREAS, on September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Ninth Amendment” to the Agreement in which, among others, the CLIENT increase (***) MHz in Satmex 5 satellite, transponder (***);
WHEREAS, on June 14, 2005, SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp. entered into an Agreement for the end of life lease of the (***) transponder on Satmex 5, hereinafter the “(***)”;
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
WHEREAS, on September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District of Mexico;
WHEREAS, on December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Tenth Amendment” to the Agreement in which, among others, the CLIENT (***), to result on a total capacity of (***), applying this capacity of (***) MHz to CLIENT’S Bottom of Social Cover Program (“FONCOS”);
WHEREAS, on January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed an “Eleventh Amendment” to the Agreement in which, among others, the CLIENT restructured (***) on Satmex 5 satellite and extended the term from (***);
WHEREAS, on February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Twelfth Amendment” to the Agreement in which, among others, the Parties agreed to (***) the term of the contracted capacity in Satmex 5 satellite, under certain (***) commitment terms; and
WHEREAS, on September 15, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Thirteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***) the space segment capacity on Satmex 6 satellite.
WHEREAS, on August 1st, 2008, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Fourteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***).
WHEREAS, on February 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Fifteenth Amendment” to the Agreement in which, the Parties agreed to (***); to result a (***).
WHEREAS, on July 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through the CLIENT executed a “Sixteenth Amendment” to the Agreement in which, the Parties agreed to (***) in Satellite Satmex 5, (***) in order to result a (***).
NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Fourteenth Amendment, the Parties agree as follows:
A G R E E M E N T
FIRST. As of the Execution Date, the CLIENT and SATMEX agree to extend the term of the capacity (***) from (***) in accordance with the following tables
a) CAPACITY COMMITMENT for SATMEX 5 satellite:

Bandwidth
Satellite	Band	Txdrs	MHz	Period

SATMEX 5	(***)	(***)	(***)	(***)
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
b) CAPACITY COMMITMENT for SATMEX 6 satellite:

Bandwidth
Satellite	Band	Txdrs	MHz	Period

SATMEX 6	(***)	(***)	(***)	(***)
Also, in accordance with the Second Clause of this Amendment, SATMEX acknowledges that on (***), the CLIENT will (***) of SATMEX 6 satellite.
c) The fixed capacity remains with no change as follows:

Bandwidth
Satellite	Band	Region	Txdrs	MHz	Period

SATMEX 5	(***)	(***)	(***)	(***)	(***)
From (***), all the SATMEX 5 transponders currently (***) will be part of the CAPACITY COMMITMENT.
Note: SATMEX will not unreasonably refuse CLIENT’s request to change the assigned fixed transponder to another fixed transponder from time to time. The intent of the Parties pursuant this Clause is that CLIENT is committing to a full (***) month term for (***) transponders, but the actual assigned transponders may shift during the term hereof.
SECOND. Regarding the satellite capacity referenced in First Clause above, the CLIENT agrees to a CAPACITY COMMITMENT in SATMEX 5 and SATMEX 6 satellites, of (***) TRANSPONDER/MONTH defined as the use of a (***) equivalent transponder during a full calendar month period. This Transponder/Month commitment shall commence on the Execution Date of this Amendment. The CLIENT agrees to fulfill this CAPACITY COMMITMENT in a period no longer than (***) (MAXIMUM USAGE TERM). The CLIENT agrees to pay SATMEX for the provisioning of such service, the price established in the Third Clause of this Seventeenth Amendment and to perform its other obligations hereunder.
The Service provided under the Contract shall be provided during the MAXIMUM USAGE TERM as an international service of signal conduction via satellite through the Mexican Satellite System, meeting the “Performance Parameters” (as set forth in Exhibit A of the Agreement), as a Non-Preemptible service, in the (***), and in the (***).
The Space Segment Capacity initially shall consist of s(***) on SATMEX 5 and SATMEX 6 satellites, of (***) each (the BASIC CAPACITY).
The CLIENT shall have the option to decrease the BASIC CAPACITY. Should the CLIENT wish to decrease the BASIC CAPACITY such reduction shall not exceed (***), and such reductions will be made in (***), for which a (***) previous written notice shall be sent to SATMEX. In the event of a reduction, the CLIENT will vacate transponders with switchable capabilities first with the understanding that the CLIENT will continue having the right to maintain one transponder with such capabilities on SATMEX 5 satellite.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
The Parties agree that the CLIENT may decrease the capacity on SATMEX 5 satellite by (***) in the (***).
Subject to the conditions regarding CLIENT’s right to reduce the CAPACITY COMMITMENT as specified in the Fifth Clause below, the CLIENT will not be able to decrease the BASIC CAPACITY if the resultant capacity after the decrease does not assure the fulfillment of the obligation of the CAPACITY COMMITMENT, during the remainder of the MAXIMUM USAGE TERM as defined on the first paragraph of this Clause.
SATMEX shall have the option to (***). SATMEX agrees that such request will be made subject to mutual agreement.
The CLIENT only may use the Service for its own use; or as a component of another product or service for its own use or sale to its own customers. The CLIENT may not otherwise distribute or resell any service without the express written consent from SATMEX.
THIRD. Both Parties agree that pricing for SATMEX 5 and SATMEX 6 satellites transponders will be defined in accordance with the total capacity usage on both, in accordance with the following table:

Occupancy	Txdrs	USD/Txdr
(***)	(***)	(***)
(***)	(***)	(***)
In the event that the occupancy of (***), the price (***) will only apply to SATMEX 6 Transponders.
SATMEX hereby represents and warrants that, to the best of its knowledge and belief, there (***) and providing services in compliance with the requirements of the Agreement (including without limitation, the performance specifications set forth in Exhibit A to the Agreement), for a period ending no earlier than (***).
The CLIENT agrees that it should pay SATMEX for the SATMEX 5 and SATMEX 6 satellite Services the minimum total amount of (***).
SATMEX hereby agrees that, by a date no later than (***), it will provide certificate that: (a) (***), (b) (***). This certificate shall also state, that (***).+
At (***), SATMEX will provide a certification to the CLIENT that, (***). SATMEX will provide publicly available information and/or reports to verify (***). It is understood that SATMEX will not have any obligation to provide any information protected (***) to the CLIENT.
In the event that SATMEX is unable to either: (i) provide the CLIENT with the certification (***), as described above (***), or (ii) provide the CLIENT with the certification by (***), SATMEX will (***) the CLIENT with (***). This (***) will be applied at (***). This (***) during this period.
FOURTH. The term of this Seventeenth Amendment shall commence from the Execution Date and shall terminate when the CLIENT fulfills its CAPACITY COMMITTMENT in accordance with the terms and conditions set forth in this Seventeenth Amendment.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
If the CLIENT wishes to (***) a Service with (***) or more, beyond its termination date, in order to reserve the corresponding satellite capacity, it should provide written notice to SATMEX no later than (***) prior to the Service termination date. Upon SATMEX receipt of the notice as required above, SATMEX will negotiate in good faith the terms and conditions, including price, for a new or extended Service. If the CLIENT fails to give notice in accordance to this paragraph, or agreement on the new Service is not reached by (***) before the applicable Service termination date, SATMEX will be free to enter into arrangements to assign such satellite capacity to any third party after the termination date.
FIFTH. The CLIENT recognizes and agrees that the Agreement and its Amendments are non-cancellable.
The CLIENT has the right to terminate this Amendment prior to the fulfillment of the obligation of the CAPACITY COMMITMENT if:
a) It notifies SATMEX with written notice, (***), and;
b) The CLIENT pays SATMEX, in one single payment and before the proposed termination date, the remaining amount to fulfill the obligation of the CAPACITY COMMITMENT.
Consequently, the whole Amendment, including the “Project FONCOS’s” (***) defined on the Tenth Amendment will be automatically terminated.
The CLIENT has the option to(***) of TRANSPONDER/MONTH commitment without further liability for any of the Parties (***), in the event that (a) SATMEX does not provide either of the certifications described in the Third Clause above, or (b) notwithstanding that SATMEX has provided the applicable certifications described above, circumstances arise such that SATMEX 5 will reach its end of life prior to the date that any replacement for SATMEX 5 becaome operational. This (***) will be in respect of the portion of the remaining TRANSPONDER/MONTH commitment which, as indicated by the CLIENT, is allocable to SATMEX 5 satellite.
SIXTH. All notices to be provided under this Amendment and the Agreement shall be in writing and shall be delivered either (i) personally with the corresponding acknowledgment of receipt; (ii) by registered mail with acknowledgment of receipt; (iii) by an electronic fax transmission with confirmation via e-mail; or (iv) by an electronic mean with acknowledgment of receipt, to the following addresses, fax numbers or e-mail addresses:

If to the CLIENT:	If to SATMEX:

HUGHES NETWORK SYSTEMS		SATÉLITES MEXICANOS, S.A. DE C.V.
(***)		(***)
(***)		(***)
(***)		(***)
Phone:	(***)	Phone:	(***)
Fax:	(***)	Fax:	(***)
E-mail:	(***)	E-Mail:	(***)
Attn.:	(***)	Attn:	(***)
	(***)		(***)

Billing Contact:	Billing Contact:

HUGHES NETWORK SYSTEMS		SATÉLITES MEXICANOS, S.A. DE C.V.
(***)		(***)
(***)		(***)
(***)		(***)
Phone:	(***)	Phone:	(***)
Fax:	(***)		(***)
E-mail:	(***)	Fax:	(***)
Attn.:	(***)	E-Mail:	(***)
	(***)		(***)
		Attn:	(***)
(***)
(***)
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
The CLIENT shall notify SATMEX in writing of any modification to the information provided above, within the following (***) of any modification.
SEVENTH. This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement.
EIGHTH.- Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.
This Seventeenth Amendment is signed in counterparts, one copy remaining in possession of each Party, as of the Execution Date first written above.

FOR THE CLIENT HUGHES NETWORK SYSTEMS	FOR SATMEX SATÉLITES MEXICANOS, S.A. DE C.V.

/s/ PHILIP K. O’BRIEN	/s/ PATRICIO E. NORTHLAND

PHILIP K. O’BRIEN VICE PRESIDENT	PATRICIO E. NORTHLAND
SIGNATURE PAGE OF THE SEVENTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I EXECUTED BY AND BETWEEN HUGHES NETWORK SYSTEMS AND SATELITES MEXICANOS, S.A. DE C.V.
CONFIDENTIAL